Exhibit 99.1

Intapp Announces Second Quarter Fiscal Year 2022 Financial Results

•	Second quarter SaaS and support revenue of $47.0 million, up 36% year-over-year
•	Second quarter total revenue of $64.7 million, up 30% year-over-year
•	Cloud annual recurring revenue (ARR) of $135.3 million, up 52% year-over-year

PALO ALTO, Calif., Feb. 9, 2022 – Intapp, Inc. (NASDAQ: INTA), a leading provider of industry-specific, cloud-based software solutions that enable connected professional and financial services firms, announced its financial results for the second quarter of fiscal year 2022 ended December 31, 2021. Intapp also provided its outlook for the third quarter of fiscal year 2022, while raising its guidance for the full fiscal year of 2022.

“We are pleased to report another quarter of strong results, our third consecutive since our IPO in June of 2021,” said CEO John Hall. “We experienced continued strong momentum in new customer additions as well as upsell and cross-sell, driven by demand for our purpose-built Industry Cloud platform, which addresses the unique needs of the global professional and financial services industry that facilitates the world's economy.”

Second Quarter of Fiscal Year 2022 Financial Highlights

•	SaaS and support revenue was $47.0 million, representing a 36% year-over-year increase compared to the second quarter of fiscal year 2021.
•	Total revenue was $64.7 million, representing a 30% year-over-year increase compared to the second quarter of fiscal year 2021.
•

Cloud ARR was $135.3 million as of December 31, 2021 compared to $88.9 million as of December 31, 2020, which represents a 52% year-over-year increase. Cloud ARR represented 56% of total ARR as of December 31, 2021, compared to 47% as of December 31, 2020.

•	Total ARR was $240.0 million as of December 31, 2021 compared to $189.4 million as of December 31, 2020, which represents a 27% year-over-year increase.
•

GAAP operating loss was $24.3 million, compared to a GAAP operating loss of $4.9 million in the second quarter of fiscal year 2021, primarily reflecting an increase in non-cash stock compensation expense.

•	Non-GAAP operating loss was $0.2 million, compared to a non-GAAP operating profit of $2.0 million in the second quarter of fiscal year 2021.
•

GAAP net loss attributable to common stockholders was $24.2 million, compared to a GAAP net loss attributable to common stockholders of $14.2 million in the second quarter of fiscal year 2021, primarily reflecting an increase in non-cash stock compensation expense.

•	Non-GAAP net loss attributable to common stockholders was $0.1 million, compared to a non-GAAP net loss attributable to common stockholders of $3.4 million in the second quarter of fiscal year 2021.

•

GAAP net loss per share attributable to common stockholders was $0.40, compared to a GAAP net loss per share attributable to common stockholders of $0.51 in the second quarter of fiscal year 2021. Net loss per share attributable to common stockholders for the three months ended December 31, 2021 includes, on a weighted-average basis, 19.0 million shares of common stock issued upon the conversion of convertible preferred stock and 12.1 million shares of common stock issued upon the completion of our initial public offering.

•

Non-GAAP net loss per share attributable to common stockholders was ($0.00), compared to a non-GAAP net loss per share attributable to common stockholders of $0.12 in the second quarter of fiscal year 2021.

Balance Sheet and Cash Flow Highlights

•

Cash and cash equivalents were $56.0 million as of December 31, 2021, compared to $37.6 million as of June 30, 2021. The increase primarily reflects net cash provided by operating and financing activities.

•

For the six months ended December 31, 2021, cash provided by operating activities was $6.5 million, compared to cash used in operating activities of $3.9 million for the six months ended December 31, 2020.

•	As of December 31, 2021, we had no debt outstanding, reflecting the July 2021 repayment of prior debt using the proceeds from our initial public offering.

Business Highlights

•	We served more than 2,000 clients, 467 of which generated more than $100,000 of ARR.
•	Our trailing twelve months’ net revenue retention rate was above our expected range of 108% to 112% for the second quarter in a row.
•

We held our annual user conference, Connect21, which had over 1,700 registered attendees from the professional and financial services industry engaged in two days of strategic discussions around leveraging technology to drive returns and outcomes for investors and clients.

•	To further enhance the integration of the Repstor and Intapp platforms, we launched our first integrated offering, the Intapp Collaboration & Content suite in December 2021.

•

On February 3, 2022, our Board elected Beverly R. Allen, General Counsel and Chief Compliance and Privacy Officer at Inovalon, a leading provider of cloud-based platforms empowering data-driven healthcare, as a new director.

Third Quarter and Full Fiscal Year 2022 Outlook

Fiscal 2022 Outlook
	Third Quarter	Fiscal Year
SaaS and support revenue (in millions)	$47.0 - $48.0	$185.0 - $189.0
Total revenue (in millions)	$65.0 - $66.0	$258.0 - $262.0
Non-GAAP operating loss (in millions)	$5.0 - $6.0	$11.0 - $15.0
Non-GAAP net loss per share	$0.09 - $0.11	$0.24 - $0.28

The information presented above includes non-GAAP financial measures such as “non-GAAP operating profit (loss),” “non-GAAP net loss,” and “non-GAAP net loss per share.”  Refer to “Non-GAAP Financial Measures and Other Metrics” for a discussion of these measures and the financial tables below for reconciliations of each non-GAAP financial measure to the most directly comparable GAAP financial measure.

Webcast

Intapp will host a conference call for analysts and investors on Wednesday, February 9, 2022, beginning at 2:00 p.m. PT (5:00 p.m. ET). The call will be webcast live via the “Investors” section of the Intapp company website at https://investors.intapp.com/. A replay of the call will be available through the Intapp website for 90 days.

About Intapp

Intapp makes the connected firm possible. We provide cloud software solutions that address the unique operating challenges and regulatory requirements of the global professional and financial services industry. Our solutions help more than 2,000 of the world’s premier private capital, investment banking, legal, accounting, and consulting firms connect their most important assets: people, processes, and data. As part of a connected firm, professionals gain easy access to the information they need to win more business, increase investment returns, streamline deal and engagement execution, and strengthen risk management and compliance.

Forward-Looking Statements

This press release contains express and implied “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our financial outlook for the third quarter and full year of fiscal year 2022, growth strategy, business plans and market position. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “would,” “should,” “could,” “can,” “predict,” “potential,” “target,” “explore,” “continue,” “expand,” “outlook” or the negative of these terms, and similar expressions intended to identify forward-looking statements. By their nature, these statements are subject to numerous uncertainties and risks, including factors beyond our control, that could cause actual results, performance, or achievement to differ materially and adversely from those anticipated or implied in the statements, including: our inability to continue our growth at or near historical rates; our future financial performance and ability to be profitable; the impact of the COVID-19 pandemic on U.S. and global economies, our business, our employees, results of operations, financial condition, demand for our products, sales and implementation cycles, and the health of our clients' and partners' businesses; our ability to prevent and respond to data breaches, unauthorized access to client data or other disruptions of our solutions; our ability to effectively manage U.S. and global market and economic conditions, particularly adverse to our targeted industries; a decline in our client renewals and expansions; the length and variability of our sales cycle; our ability to attract and retain customers; our ability to compete in highly competitive markets; our ability to develop, introduce and market new and enhanced versions of our solutions; our ability to develop or sell our solutions into new markets or further penetrate existing markets; the ability of our products to function within the heavily regulated professional and financial services industry; the development of the market for SaaS solutions for professional and financial services; our ability to manage additional complexity, burdens, and volatility in connection with our international sales and operations; our ability to incur indebtedness in the future; the sufficiency of our cash and cash equivalents to meet our liquidity needs; and our ability to maintain, protect, and enhance our intellectual property rights. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are and/or are included under the caption “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended June 30, 2021 filed with the Securities and Exchange Commission, our Quarterly Reports on Form 10-Q, and any subsequent public filings. Moreover, we operate in a very competitive and rapidly changing environment, and new risks may emerge from time to time. It is not possible for us to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results or outcomes to differ materially from those contained in any forward-looking statements we may make. Forward-looking statements speak only as of the date the statements are made and are based on information available to us at the time those statements are made and/or management's good faith belief as of that time with respect to future events. We assume no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as required by law.

Non-GAAP Financial Measures and Other Metrics

This press release contains the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP operating expenses, non-GAAP operating profit (loss), non-GAAP net loss and non-GAAP net loss per share. These non-GAAP measures exclude the impact of stock-based compensation, amortization of intangible assets, change in fair value of contingent consideration, acquisition-related transaction costs, and non-cash cumulative preferred dividends. See below for a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure.

Other metrics include total ARR, Cloud ARR and net revenue retention rate. Total ARR represents the annualized recurring value of all active SaaS and on-premises subscription contracts at the end of a reporting period. Cloud ARR is the portion of the annualized recurring value of our active SaaS contracts at the end of a reporting period. Contracts with a term other than one year are annualized by taking the committed contract value for the current period divided by number of days in that period, then multiplying by 365.

Net revenue retention rate is calculated by starting with the ARR from the cohort of all clients as of the twelve months prior to the applicable fiscal period, or prior period ARR. We then calculate the ARR from these same clients as of the current fiscal period, or current period ARR. We then divide the current period ARR by the prior period ARR to calculate the net revenue retention rate.

We believe these non-GAAP financial measures and metrics provide useful information to investors as they are used by management to manage the business, make planning decisions, evaluate our performance, and allocate resources and provide useful information regarding certain financial and business trends relating to our financial condition and results of operations. These non-GAAP financial measures, which may be different than similarly-titled measures used by other companies, should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Guidance for non-GAAP financial measures excludes stock-based compensation expense and amortization of intangible assets. A reconciliation of non-GAAP guidance measures to the most directly comparable GAAP financial measures is not available on a forward-looking basis due to the uncertainty regarding, and the potential variability of, the amounts of stock-based compensation expense and amortization of intangible assets that may be incurred in the future. Non-GAAP net loss per share is calculated by dividing non-GAAP net loss by the estimated weighted average shares outstanding for the period.

Investor Contact

David Trone

Senior Vice President, Investor Relations

Intapp, Inc.

David.trone@intapp.com

Media Contact

Ali Robinson

Global Media Relations Director

Intapp, Inc.

Ali.robinson@intapp.com

Intapp, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share data)

	Three Months Ended December 31,		Six Months Ended December 31,
	2021	2020	2021	2020
Revenues
SaaS and support	$46,970	$34,651	$90,459	$67,756
Subscription license	9,323	9,750	19,907	19,746
Total recurring revenues	56,293	44,401	110,366	87,502
Professional services	8,404	5,184	16,521	10,226
Total revenues	64,697	49,585	126,887	97,728
Cost of revenues
SaaS and support	12,175	9,876	23,517	19,155
Total cost of recurring revenues	12,175	9,876	23,517	19,155
Professional services	11,378	7,551	22,412	15,255
Total cost of revenues	23,553	17,427	45,929	34,410
Gross profit	41,144	32,158	80,958	63,318
Operating expenses:
Research and development	17,386	12,146	34,356	24,100
Sales and marketing	26,840	15,472	52,485	30,810
General and administrative	21,217	9,437	42,047	17,581
Total operating expenses	65,443	37,055	128,888	72,491
Operating loss	(24,299)	(4,897)	(47,930)	(9,173)
Loss on debt extinguishment	—	—	(2,407)	—
Interest expense	(38)	(6,395)	(197)	(12,674)
Other income (expense), net	(419)	1,107	460	1,375
Net loss before income taxes	(24,756)	(10,185)	(50,074)	(20,472)
Income tax benefit (expense)	531	(145)	719	(265)
Net loss	(24,225)	(10,330)	(49,355)	(20,737)
Less: cumulative dividends allocated to preferred stockholders	—	(3,889)	—	(7,700)
Net loss attributable to common stockholders	$(24,225)	$(14,219)	$(49,355)	$(28,437)
Net loss per share attributable to common stockholders, basic and diluted	$(0.40)	$(0.51)	$(0.82)	$(1.05)
Weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted	60,889	28,063	60,487	27,024

Intapp, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands, except share and per share data)

	December 31, 2021	June 30, 2021
Assets
Current assets:
Cash and cash equivalents	$56,024	$37,636
Restricted cash	3,727	3,827
Accounts receivable, net of allowance for doubtful accounts of $1,049 and $764 as of December 31, 2021 and June 30, 2021, respectively	40,505	48,573
Unbilled receivables, net	6,901	6,840
Other receivables, net	1,168	858
Prepaid expenses	7,742	9,591
Deferred commissions, current	8,429	6,551
Total current assets	124,496	113,876
Property and equipment, net	11,248	10,674
Goodwill	262,043	262,270
Intangible assets, net	45,731	52,349
Deferred commissions, noncurrent	11,892	10,414
Other assets	1,561	10,244
Total assets	$456,971	$459,827
Liabilities, convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$1,305	$2,198
Accrued compensation	25,917	29,218
Accrued expenses	6,544	9,953
Deferred revenue, net	117,544	107,893
Other current liabilities	31,674	22,621
Total current liabilities	182,984	171,883
Deferred tax liabilities	5,096	5,705
Long-term deferred revenue, net	2,279	1,908
Other liabilities	3,294	18,170
Debt, net	—	275,593
Total liabilities	193,653	473,259
Convertible preferred stock, $0.001 par value per share, zero and 19,870,040 shares authorized as of December 31, 2021 and June 30, 2021, respectively; zero and 19,034,437 shares issued and outstanding as of December 31, 2021 and June 30, 2021, respectively; liquidation preference of $0 and $203,340 as of December 31, 2021 and June 30, 2021, respectively	—	144,148
Stockholders’ equity (deficit)
Preferred stock, $0.001 par value per share, 50,000,000 and zero shares authorized as of December 31, 2021 and June 30, 2021, respectively; no shares issued or outstanding as of December 31, 2021 and June 30, 2021	—	—
Common stock, $0.001 par value per share, 700,000,000 and 65,000,000 shares authorized as of December 31, 2021 and June 30, 2021, respectively; 61,148,584 and 29,444,577 shares issued and outstanding as of December 31, 2021 and June 30, 2021, respectively	61	29
Additional paid-in capital	599,401	128,943
Accumulated other comprehensive loss	(731)	(494)
Accumulated deficit	(335,413)	(286,058)
Total stockholders’ equity (deficit)	263,318	(157,580)
Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$456,971	$459,827

Intapp, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	Three Months Ended December 31,		Six Months Ended December 31,
	2021	2020	2021	2020
Cash Flows from Operating Activities:
Net loss	$(24,225)	$(10,330)	$(49,355)	$(20,737)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	4,104	3,301	8,156	6,563
Amortization of deferred financing costs	37	291	37	585
Provision for doubtful accounts	303	117	594	68
Stock-based compensation	20,440	4,235	39,468	8,825
Loss on debt extinguishment	—	—	2,407	—
Change in fair value of contingent consideration, including unrealized foreign exchange gain	466	—	(489)	—
Deferred income taxes	(365)	(180)	(609)	(322)
Other	3	—	39	—
Changes in operating assets and liabilities:
Accounts receivable	(9,615)	(8,064)	7,153	(8,074)
Unbilled receivables, current	114	1,936	(61)	2,371
Prepaid expenses and other assets	427	1,169	1,532	1,127
Deferred commissions	(1,726)	(1,130)	(3,356)	(1,277)
Accounts payable and accrued liabilities	1,803	1,827	(3,678)	(2,075)
Deferred revenue, net	9,448	12,382	10,022	10,344
Other liabilities	662	1,355	(5,335)	(1,316)
Net cash provided by (used in) operating activities	1,876	6,909	6,525	(3,918)
Cash Flows from Investing Activities:
Purchases of property and equipment	(84)	(1,960)	(116)	(2,358)
Capitalized internal-use software costs	(1,107)	(626)	(1,938)	(972)
Net cash used in investing activities	(1,191)	(2,586)	(2,054)	(3,330)
Cash Flows from Financing Activities:
Payments on borrowings	—	—	(278,000)	(5,000)
Proceeds from initial public offering, net of underwriting discounts	—	—	292,758	—
Payments for deferred offering costs	(969)	(122)	(4,358)	(122)
Proceeds from common stock issuance	—	—	—	29,020
Proceeds from stock option exercises	1,622	1,583	3,883	7,288
Payment of deferred financing costs	(769)	—	(769)	—
Repurchase of common stock	—	—	—	(1,892)
Net cash provided by (used in) financing activities	(116)	1,461	13,514	29,294
Effect of foreign exchange rates on cash and cash equivalents	518	69	303	99
Net increase in cash, cash equivalents and restricted cash	1,087	5,853	18,288	22,145
Cash, cash equivalents and restricted cash - beginning of period	58,664	59,451	41,463	43,159
Cash, cash equivalents and restricted cash - end of period	$59,751	$65,304	$59,751	$65,304
Reconciliation of cash, cash equivalents and restricted cash to the condensed consolidated balance sheets
Cash and cash equivalents	$56,024	$63,590	$56,024	$63,590
Restricted cash	3,727	1,714	3,727	1,714
Total cash, cash equivalents and restricted cash	$59,751	$65,304	$59,751	$65,304

Intapp, Inc.

Reconciliation of GAAP to non-GAAP Financial Measures

(Unaudited, in thousands, except per share data)

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP financial measures for the periods indicated below:

Non-GAAP gross profit

	Three Months Ended December 31,		Six Months Ended December 31,
	2021	2020	2021	2020
Gross profit	$41,144	$32,158	$80,958	$63,318
Adjusted to exclude the following (as related to cost of revenues):
Stock-based compensation	1,190	317	1,938	563
Amortization of intangible assets	1,963	1,681	3,927	3,433
Non-GAAP gross profit	$44,297	$34,156	$86,823	$67,314

Non-GAAP operating expenses

	Three Months Ended December 31,		Six Months Ended December 31,
	2021	2020	2021	2020
Research and development	$17,386	$12,146	$34,356	$24,100
Stock-based compensation	(4,285)	(1,052)	(8,635)	(2,078)
Non-GAAP research and development	$13,101	$11,094	$25,721	$22,022

Sales and marketing	$26,840	$15,472	$52,485	$30,810
Stock-based compensation	(6,888)	(1,246)	(13,357)	(2,831)
Amortization of intangible assets	(1,240)	(992)	(2,479)	(1,984)
Non-GAAP sales and marketing	$18,712	$13,234	$36,649	$25,995

General and administrative	$21,217	$9,437	$42,047	$17,581
Stock-based compensation	(8,077)	(1,620)	(15,538)	(3,859)
Amortization of intangible assets	(107)	—	(213)	—
Change in fair value of contingent consideration	(390)	—	(727)	—
Acquisition-related transaction costs	—	—	(81)	—
Non-GAAP general and administrative	$12,643	$7,817	$25,488	$13,722

Non-GAAP operating profit (loss)

	Three Months Ended December 31,		Six Months Ended December 31,
	2021	2020	2021	2020
Operating loss	$(24,299)	$(4,897)	$(47,930)	$(9,173)
Adjusted to exclude the following (including the portion related to total cost of revenues):
Stock-based compensation	20,440	4,235	39,468	9,331
Amortization of intangible assets	3,310	2,673	6,619	5,417
Change in fair value of contingent consideration	390	—	727	—
Acquisition-related transaction costs	—	—	81	—
Non-GAAP operating profit (loss)	$(159)	$2,011	$(1,035)	$5,575

Non-GAAP net loss

	Three Months Ended December 31,		Six Months Ended December 31,
	2021	2020	2021	2020
Net loss attributable to common stockholders	$(24,225)	$(14,219)	$(49,355)	$(28,437)
Adjusted to exclude the following (including the portion related to cost of revenues):
Stock-based compensation	20,440	4,235	39,468	9,331
Amortization of intangible assets	3,310	2,673	6,619	5,417
Change in fair value of contingent consideration	390	—	727	—
Acquisition-related transaction costs	—	—	81	—
Non-cash cumulative preferred dividends	—	3,889	—	7,700
Non-GAAP net loss attributable to common stockholders	$(85)	$(3,422)	$(2,460)	$(5,989)

GAAP net loss per share attributable to common stockholders	$(0.40)	$(0.51)	$(0.82)	$(1.05)
Non-GAAP net loss per share attributable to common stockholders	$(0.00)	$(0.12)	$(0.04)	$(0.22)

Weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted	60,889	28,063	60,487	27,024